Exhibit 99.1

Contact

Keith E. Pratt

EVP & Chief Financial Officer

925-606-9200

PRESS RELEASE

FOR RELEASE October 27, 2022

McGrath Announces Results for Third Quarter 2022

Livermore, Calif - October 27, 2022 – McGrath RentCorp (“McGrath” or the “Company”) (Nasdaq: MGRC), a leading business-to-business rental company in North America, today announced total revenues for the quarter ended September 30, 2022 of $200.5 million, an increase of 16%, compared to the third quarter of 2021. The Company reported net income of $30.6 million, or $1.25 per diluted share, for the third quarter of 2022, compared to net income of $23.3 million, or $0.95 per diluted share, for the third quarter of 2021.

THIRD QUARTER 2022 YEAR-OVER-YEAR Company HIGHLIGHTS:

•
Rental revenues increased 15% to $118.4 million.
•
Total revenues increased 16% to $200.5 million.
•
Adjusted EBITDA1 increased 13% to $74.7 million.
•
Dividend rate increased 5% to $0.455 per share for the third quarter of 2022. On an annualized basis, this dividend represents a 2.1% yield on the October 26, 2022 close price of $85.85 per share.

Joe Hanna, President and CEO of McGrath, made the following comments regarding these results and future expectations:

“We delivered strong third quarter results. Our 16% growth in total company revenues was a result of robust performance in both rental operations and sales revenues. Demand was healthy across each of our rental segments. Mobile Modular rental revenues grew 17%, reflecting strong organic growth from our modular operations. Rental revenue growth was also strong at TRS-RenTelco and Adler Tanks, which grew 9% and 18%, respectively.

Mobile Modular had an impressive quarter. We saw broad-based strength across our commercial, education and portable storage customer bases. Education rental revenues increased 9%, representing the highest growth since the first quarter of 2020 and demonstrating post-pandemic recovery in this important customer base. We addressed strong demand conditions with disciplined fleet management and achieved average fleet utilization of 80.1%, a level not seen since 2008, and ended the quarter at 81.2% utilization. This substantial utilization improvement was accomplished while growing our fleet and increasing average rental rates. Our initiatives to grow modular sales also showed progress as sales revenues increased by 10% compared to a year ago.

At TRS-RenTelco and Adler Tanks the positive trends we experienced in the first half of this year continued in the third quarter. TRS-RenTelco saw growth in both communications and general-purpose rentals. Adler Tanks continued to experience broad-based demand improvement across its regions and vertical markets, ending the quarter at 58.3% utilization, a level last achieved in 2018.

We are pleased with our year-to-date performance, and we have entered the fourth quarter with good momentum across the business. As a result, we are increasing our financial outlook for the full year.”

Division HIGHLIGHTS:

All comparisons presented below are for the quarter ended September 30, 2022 to the quarter ended September 30, 2021 unless otherwise indicated.

Mobile Modular

For the third quarter of 2022, the Company’s Mobile Modular division reported income from operations of $27.8 million, an increase of $4.3 million, or 18%, with Adjusted EBITDA increasing $3.6 million, or 10%, to $39.7 million. Rental revenues increased 17% to $69.1 million, depreciation expense increased 3% to $7.7 million and other direct costs increased 38% to $22.8 million, which resulted in an increase in gross profit on rental revenues of 10% to $38.5 million. The rental revenue increase was primarily attributed to higher average rental equipment on rent and higher average monthly rental rates. Rental related services revenues increased 12% to $27.4 million, primarily attributable to higher delivery and pick up activities for both modular buildings and portable storage containers with associated gross profit increasing 24% to $7.4 million. Sales revenues increased 10% to $28.9 million, primarily from higher used equipment sales. Gross margin on sales was 35% compared to 31% in 2021, resulting in a 24% increase in gross profit on sales revenues to $10.2 million. Selling and administrative expenses increased 10% to $28.8 million, primarily due to $1.6 million higher allocated corporate expenses and increased employee salaries and benefit costs totaling $1.2 million.

TRS-RenTelco

For the third quarter of 2022, the Company’s TRS-RenTelco division reported income from operations of $11.3 million, an increase of $1.8 million, or 19%, with Adjusted EBITDA increasing $1.9 million, or 9%, to $23.9 million. Rental revenues increased 9% to $31.8 million, depreciation expense increased 2% to $12.4 million and other direct costs increased 7% to $5.4 million, which resulted in a 16% increase in gross profit on rental revenues to $14.0 million. The rental revenue increase was the result of higher average equipment on rent and higher average monthly rental rates compared to the prior year. Sales revenues increased 16% to $5.5 million and gross profit on sales revenues increased 12% to $3.4 million. Selling and administrative expenses increased 12% to $6.7 million, primarily due to higher allocated corporate expenses.

Adler Tanks

For the third quarter of 2022, the Company’s Adler Tanks division reported income from operations of $5.5 million, an increase of $2.6 million, with Adjusted EBITDA increasing $2.5 million, or 32%, to $10.2 million. Rental revenues increased $2.6 million, or 18%, to $17.5 million, depreciation expense decreased 3% to $4.0 million and other direct costs increased 11% to $3.5 million, which resulted in an increased gross profit on rental revenues of 32%, to $10.0 million. The rental revenue increase was broad based across regions and vertical markets served. Rental related services revenues increased 13% to $7.2 million, with gross profit on rental related services increasing 52%, to $1.8 million. Selling and administrative expenses increased 13% to $7.1 million primarily due to higher allocated corporate expenses and higher employee salaries and benefit costs.

financial outlook:

Based upon the Company’s year-to-date results and current outlook for the remainder of the year, the Company is raising its financial outlook. For the full-year 2022, the Company expects:

		Previous	Current
•	Total revenue:	$695 to $720 million	$720 to $735 million
•	Adjusted EBITDA[1,2]:	$266 to $276 million	$274 to $280 million
•	Gross rental equipment capital expenditures:	$145 to $155 million	$168 to $174 million

1.
Adjusted EBITDA is defined as net income before interest expense, provision for income taxes, depreciation, amortization, non-cash impairment costs and share-based compensation. A reconciliation of actual net income to Adjusted EBITDA and Adjusted EBITDA to net cash provided by operating activities can be found at the end of this release.
2.
Information reconciling forward-looking Adjusted EBITDA to the comparable GAAP financial measures is unavailable to the Company without unreasonable effort because certain items required for such reconciliations are outside of the Company’s control and/or cannot be reasonably predicted, such as the provision for income taxes. Therefore, no reconciliation to the most comparable GAAP measures is provided. The Company provides Adjusted EBITDA guidance because it believes that Adjusted EBITDA, when viewed with the Company’s results under GAAP, provides useful information for the reasons noted in the reconciliation of actual Adjusted EBITDA to the most directly comparable GAAP measures at the end of this release.

ABOUT MCGRATH:

McGrath RentCorp (Nasdaq: MGRC) is a leading business-to-business rental company in North America with a strong record of profitable business growth. Founded in 1979, McGrath’s operations are centered on modular solutions through its Mobile Modular and Mobile Modular Portable Storage businesses. In addition, its TRS-RenTelco business offers electronic test equipment rental solutions, and its Adler Tank Rentals business provides environmental containment solutions for hazardous and nonhazardous liquids and solids. The Company’s rental product offerings and services are part of the circular supply economy, helping customers work more efficiently, and sustainably manage their environmental footprint. With over 40 years of experience, McGrath’s success is driven by a focus on exceptional customer experiences. This focus has underpinned the Company’s long-term financial success and supported over 30 consecutive years of annual dividend increases to shareholders, a rare distinction among publicly listed companies.

Headquartered in Livermore, California. Additional information about McGrath and its businesses is available at mgrc.com and investors.mgrc.com.

You should read this press release in conjunction with the financial statements and notes thereto included in the Company’s latest Forms 10-K, 10-Q and other SEC filings. You can visit the Company’s web site at www.mgrc.com to access information on McGrath RentCorp, including the latest Forms 10-K, 10-Q and other SEC filings.

Conference Call Note:

As previously announced in its press release of September 29, 2022, McGrath RentCorp will host a conference call at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time) on October 27, 2022 to discuss the third quarter 2022 results. To participate in the teleconference, dial 1-800-245-3047 (in the U.S.), or 1-203-518-9765 (outside the U.S.), or to listen only, access the simultaneous webcast at the investor relations section of the Company’s website at https://investors.mgrc.com/. A replay will be available for 7 days following the call by dialing 1-800-839-6980 (in the U.S.), or 1-402-220-6062 (outside the U.S.). In addition, a live audio webcast and replay of the call may be found in the investor relations section of the Company’s website at https://investors.mgrc.com/events-and-presentations.

FORWARD-LOOKING STATEMENTS:

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, regarding McGrath RentCorp’s expectations, strategies, prospects or targets are forward looking statements. These forward-looking statements also can be identified by the use of forward-looking terminology such as “anticipates,” “believes,” “continues,” “could,” “estimates,” “expects,” “intends,” “may,” “plan,” “predict,” “project,” or “will,” or the negative of these terms or other comparable terminology. In particular, Mr. Hanna’s statements about healthy demand across each of our rental segments and the expectation of good momentum in the following quarter, as well as the statements regarding the full year 2022 in the “Financial Outlook” section, are forward-looking.

These forward-looking statements are not guarantees of future performance and involve significant risks and uncertainties that could cause our actual results to differ materially from those projected including: the duration of the COVID-19 pandemic and its economic impact, the extent and length of any restrictions associated with COVID-19 pandemic, the health of the education and commercial markets in our modular building division; the activity levels in the general purpose and communications test equipment markets at TRS-RenTelco; the utilization levels and rental rates of our Adler Tanks liquid and solid containment tank and box rental assets; continued execution of our strategic performance improvement initiatives; our ability to successfully increase prices to offset cost increases; and our ability to effectively manage our rental assets, as well as the factors disclosed under “Risk Factors” in the Company’s Form 10-K and other SEC filings.

Forward-looking statements are made only as of the date hereof. Except as otherwise required by law, we assume no obligation to update any of the forward-looking statements contained in this press release.

MCGRATH RENTCORP

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except per share amounts)	2022	2021	2022	2021
Revenues
Rental	$118,361	$103,269	$333,226	$283,937
Rental related services	35,361	31,513	88,497	73,870
Rental operations	153,722	134,782	421,723	357,807
Sales	45,391	37,636	97,738	80,503
Other	1,423	874	3,479	2,612
Total revenues	200,536	173,292	522,940	440,922
Costs and Expenses
Direct costs of rental operations:
Depreciation of rental equipment	24,176	23,802	72,114	68,216
Rental related services	25,971	24,356	64,967	56,236
Other	31,708	24,711	92,356	67,696
Total direct costs of rental operations	81,855	72,869	229,437	192,148
Costs of sales	29,241	24,618	59,737	50,021
Total costs of revenues	111,096	97,487	289,174	242,169
Gross profit	89,440	75,805	233,766	198,753
Selling and administrative expenses	44,095	39,907	124,010	109,305
Income from operations	45,345	35,898	109,756	89,448
Other expense:
Interest expense	(4,177)	(3,168)	(9,998)	(7,208)
Foreign currency exchange loss	(236)	(128)	(404)	(185)
Income before provision for income taxes	40,932	32,602	99,354	82,055
Provision for income taxes	10,365	9,350	23,857	20,797
Net income	$30,567	$23,252	$75,497	$61,258
Earnings per share:
Basic	$1.25	$0.96	$3.10	$2.53
Diluted	$1.25	$0.95	$3.08	$2.50
Shares used in per share calculation:
Basic	24,379	24,245	24,342	24,209
Diluted	24,504	24,507	24,516	24,506
Cash dividends declared per share	$0.455	$0.435	$1.365	$1.305

MCGRATH RENTCORP

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	September 30,	December 31,
(in thousands)	2022	2021
Assets
Cash	$1,561	$1,491
Accounts receivable, net of allowance for credit losses of $2,125 in 2022 and 2021	189,959	159,499
Rental equipment, at cost:
Relocatable modular buildings	1,085,060	1,040,094
Electronic test equipment	396,068	361,391
Liquid and solid containment tanks and boxes	309,607	309,908
	1,790,735	1,711,393
Less: accumulated depreciation	(690,913)	(646,169)
Rental equipment, net	1,099,822	1,065,224
Property, plant and equipment, net	139,203	135,325
Prepaid expenses and other assets	72,258	54,945
Intangible assets, net	42,607	47,049
Goodwill	132,305	132,393
Total assets	$1,677,715	$1,595,926
Liabilities and Shareholders' Equity
Liabilities:
Notes payable	$419,464	$426,451
Accounts payable and accrued liabilities	154,942	136,313
Deferred income	92,115	58,716
Deferred income taxes, net	238,126	242,425
Total liabilities	904,647	863,905
Shareholders’ equity:
Common stock, no par value - Authorized 40,000 shares
Issued and outstanding - 24,382 shares as of September 30, 2022 and 24,260 shares as of December 31, 2021	107,463	108,610
Retained earnings	665,530	623,465
Accumulated other comprehensive income (loss)	75	(54)
Total shareholders’ equity	773,068	732,021
Total liabilities and shareholders’ equity	$1,677,715	$1,595,926

MCGRATH RENTCORP

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Nine Months Ended September 30,
(in thousands)	2022	2021
Cash Flows from Operating Activities:
Net income	$75,497	$61,258
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	83,272	79,047
Deferred income taxes	(4,299)	15,403
Provision for doubtful accounts	307	193
Share-based compensation	5,106	5,302
Gain on sale of used rental equipment	(26,705)	(17,788)
Foreign currency exchange loss	404	185
Amortization of debt issuance costs	13	11
Change in:
Accounts receivable	(30,767)	(33,471)
Prepaid expenses and other assets	(17,313)	(11,409)
Accounts payable and accrued liabilities	14,384	17,428
Deferred income	33,399	20,128
Net cash provided by operating activities	133,298	136,287
Cash Flows from Investing Activities:
Purchases of rental equipment	(130,395)	(90,379)
Purchases of property, plant and equipment	(10,594)	(969)
Cash paid for acquisition of businesses	—	(285,624)
Proceeds from sales of used rental equipment	54,193	41,556
Net cash used in investing activities	(86,796)	(335,416)
Cash Flows from Financing Activities:
Net (payments) borrowings under bank lines of credit	(7,000)	176,758
Borrowings under note purchase agreement	—	100,000
Principal payment of Series B senior notes	—	(40,000)
Taxes paid related to net share settlement of stock awards	(6,253)	(4,847)
Payment of dividends	(33,175)	(31,635)
Net cash (used in) provided by financing activities	(46,428)	200,276
Effect of foreign currency exchange rate changes on cash	(4)	(5)
Net increase in cash	70	1,142
Cash balance, beginning of period	1,491	1,238
Cash balance, end of period	$1,561	$2,380
Supplemental Disclosure of Cash Flow Information:
Interest paid, during the period	$8,982	$6,477
Net income taxes paid, during the period	$24,885	$8,074
Dividends accrued during the period, not yet paid	$11,167	$10,002
Rental equipment acquisitions, not yet paid	$9,555	$2,199

MCGRATH RENTCORP
BUSINESS SEGMENT DATA (unaudited)
Three months ended September 30, 2022
(dollar amounts in thousands)	Mobile Modular	TRS-RenTelco	Adler Tanks	Enviroplex	Consolidated
Revenues
Rental	$69,111	$31,760	$17,490	$—	$118,361
Rental related services	27,353	845	7,163	—	35,361
Rental operations	96,464	32,605	24,653	—	153,722
Sales	28,922	5,514	977	9,978	45,391
Other	452	408	563	—	1,423
Total revenues	125,838	38,527	26,193	9,978	200,536

Costs and Expenses
Direct costs of rental operations:
Depreciation	7,747	12,427	4,002	—	24,176
Rental related services	19,973	603	5,395	—	25,971
Other	22,837	5,366	3,505	—	31,708
Total direct costs of rental operations	50,557	18,396	12,902	—	81,855
Costs of sales	18,696	2,133	693	7,719	29,241
Total costs of revenues	69,253	20,529	13,595	7,719	111,096

Gross Profit
Rental	38,527	13,967	9,983	—	62,477
Rental related services	7,380	242	1,768	—	9,390
Rental operations	45,907	14,209	11,751	—	71,867
Sales	10,226	3,381	284	2,259	16,150
Other	452	408	563	—	1,423
Total gross profit	56,585	17,998	12,598	2,259	89,440
Selling and administrative expenses	28,798	6,726	7,141	1,430	44,095
Income from operations	$27,787	$11,272	$5,457	$829	45,345
Interest expense					(4,177)
Foreign currency exchange loss					(236)
Provision for income taxes					(10,365)
Net income					$30,567

Other Information
Adjusted EBITDA [1]	$39,734	$23,894	$10,192	$900	$74,720
Average rental equipment [2]	$1,030,792	$389,675	$307,153
Average monthly total yield [3]	2.23%	2.71%	1.90%
Average utilization [4]	80.1%	65.3%	54.9%
Average monthly rental rate [5]	2.79%	4.16%	3.46%

1. Adjusted EBITDA is defined as net income before interest expense, provision for income taxes, depreciation, amortization, non-cash impairment costs and share-based compensation.

2. Average rental equipment represents the cost of rental equipment, excluding accessory equipment. For Mobile Modular and Adler Tanks, Average rental equipment also excludes new equipment inventory.

3. Average monthly total yield is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment for the period.

4. Average utilization is calculated by dividing the average month end costs of rental equipment on rent by the average month end total costs of rental equipment.

5. Average monthly rental rate is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment on rent for the period.

MCGRATH RENTCORP
BUSINESS SEGMENT DATA (unaudited)
Three months ended September 30, 2021
(dollar amounts in thousands)	Mobile Modular	TRS-RenTelco	Adler Tanks	Enviroplex	Consolidated
Revenues
Rental	$59,223	$29,204	$14,842	$—	$103,269
Rental related services	24,468	699	6,346	—	31,513
Rental operations	83,691	29,903	21,188	—	134,782
Sales	26,362	4,773	960	5,541	37,636
Other	341	398	135	—	874
Total revenues	110,394	35,074	22,283	5,541	173,292

Costs and Expenses
Direct costs of rental operations:
Depreciation	7,544	12,151	4,107	—	23,802
Rental related services	18,508	663	5,185	—	24,356
Other	16,533	5,015	3,163	—	24,711
Total direct costs of rental operations	42,585	17,829	12,455	—	72,869
Costs of sales	18,145	1,743	680	4,050	24,618
Total costs of revenues	60,730	19,572	13,135	4,050	97,487

Gross Profit
Rental	35,146	12,038	7,572	—	54,756
Rental related services	5,960	36	1,161	—	7,157
Rental operations	41,106	12,074	8,733	—	61,913
Sales	8,217	3,030	280	1,491	13,018
Other	341	398	135	—	874
Total gross profit	49,664	15,502	9,148	1,491	75,805
Selling and administrative expenses	26,138	6,010	6,333	1,426	39,907
Income from operations	$23,526	$9,492	$2,815	$65	35,898
Interest expense					(3,168)
Foreign currency exchange loss					(128)
Provision for income taxes					(9,350)
Net income					$23,252

Other Information
Adjusted EBITDA [1]	$36,160	$21,967	$7,708	$128	$65,963
Average rental equipment [2]	$975,119	$362,104	$311,876
Average monthly total yield [3]	2.02%	2.69%	1.59%
Average utilization [4]	76.5%	66.9%	48.1%
Average monthly rental rate [5]	2.65%	4.02%	3.30%

1. Adjusted EBITDA is defined as net income before interest expense, provision for income taxes, depreciation, amortization, non-cash impairment costs and share-based compensation.

2. Average rental equipment represents the cost of rental equipment, excluding accessory equipment. For Mobile Modular and Adler Tanks, Average rental equipment also excludes new equipment inventory.

3. Average monthly total yield is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment for the period.

4. Average utilization is calculated by dividing the average month end costs of rental equipment on rent by the average month end total costs of rental equipment.

5. Average monthly rental rate is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment on rent for the period.

MCGRATH RENTCORP
BUSINESS SEGMENT DATA (unaudited)
Nine months ended September 30, 2022
(dollar amounts in thousands)	Mobile Modular	TRS-RenTelco	Adler Tanks	Enviroplex	Consolidated
Revenues
Rental	$195,598	$89,990	$47,638	$—	$333,226
Rental related services	66,947	2,329	19,221	—	88,497
Rental operations	262,545	92,319	66,859	—	421,723
Sales	64,113	15,845	2,235	15,545	97,738
Other	1,202	1,195	1,082	—	3,479
Total revenues	327,860	109,359	70,176	15,545	522,940

Costs and Expenses
Direct costs of rental operations:
Depreciation	23,329	36,789	11,996	—	72,114
Rental related services	48,269	1,847	14,851	—	64,967
Other	67,072	15,501	9,783	—	92,356
Total direct costs of rental operations	138,670	54,137	36,630	—	229,437
Costs of sales	39,785	6,398	1,613	11,941	59,737
Total costs of revenues	178,455	60,535	38,243	11,941	289,174

Gross Profit
Rental	105,197	37,700	25,859	—	168,756
Rental related services	18,678	482	4,370	—	23,530
Rental operations	123,875	38,182	30,229	—	192,286
Sales	24,328	9,447	622	3,604	38,001
Other	1,202	1,195	1,082	—	3,479
Total gross profit	149,405	48,824	31,933	3,604	233,766
Selling and administrative expenses	79,245	19,930	20,642	4,193	124,010
Income (loss) from operations	$70,160	$28,894	$11,291	$(589)	109,756
Interest expense					(9,998)
Foreign currency exchange loss					(404)
Provision for income taxes					(23,857)
Net income					$75,497

Other Information
Adjusted EBITDA [1]	$105,912	$66,675	$25,520	$(377)	$197,730
Average rental equipment [2]	$1,019,105	$379,181	$307,731
Average monthly total yield [3]	2.13%	2.63%	1.72%
Average utilization [4]	78.5%	64.8%	51.7%
Average monthly rental rate [5]	2.72%	4.07%	3.33%

1. Adjusted EBITDA is defined as net income before interest expense, provision for income taxes, depreciation, amortization, non-cash impairment costs and share-based compensation.

2. Average rental equipment represents the cost of rental equipment, excluding accessory equipment. For Mobile Modular and Adler Tanks, Average rental equipment also excludes new equipment inventory.

3. Average monthly total yield is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment for the period.

4. Average utilization is calculated by dividing the average month end costs of rental equipment on rent by the average month end total costs of rental equipment.

5. Average monthly rental rate is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment on rent for the period.

MCGRATH RENTCORP
BUSINESS SEGMENT DATA (unaudited)
Nine months ended September 30, 2021
(dollar amounts in thousands)	Mobile Modular	TRS-RenTelco	Adler Tanks	Enviroplex	Consolidated
Revenues
Rental	$159,118	$84,340	$40,479	$—	$283,937
Rental related services	54,726	2,149	16,995	—	73,870
Rental operations	213,844	86,489	57,474	—	357,807
Sales	48,766	14,679	2,161	14,897	80,503
Other	1,004	1,292	316	—	2,612
Total revenues	263,614	102,460	59,951	14,897	440,922

Costs and Expenses
Direct costs of rental operations:
Depreciation	20,437	35,429	12,350	—	68,216
Rental related services	40,384	2,061	13,791	—	56,236
Other	45,309	14,267	8,120	—	67,696
Total direct costs of rental operations	106,130	51,757	34,261	—	192,148
Costs of sales	32,127	5,836	1,523	10,535	50,021
Total costs of revenues	138,257	57,593	35,784	10,535	242,169

Gross Profit
Rental	93,373	34,643	20,009	—	148,025
Rental related services	14,340	90	3,204	—	17,634
Rental operations	107,713	34,733	23,213	—	165,659
Sales	16,640	8,842	638	4,362	30,482
Other	1,004	1,292	316	—	2,612
Total gross profit	125,357	44,867	24,167	4,362	198,753
Selling and administrative expenses	67,977	18,381	18,853	4,094	109,305
Income from operations	$57,380	$26,486	$5,314	$268	89,448
Interest expense					(7,208)
Foreign currency exchange loss					(185)
Provision for income taxes					(20,797)
Net income					$61,258

Other Information
Adjusted EBITDA [1]	$89,634	$63,378	$20,144	$456	$173,612
Average rental equipment [2]	$906,633	$348,749	$312,928
Average monthly total yield [3]	1.95%	2.69%	1.44%
Average utilization [4]	76.0%	67.4%	44.0%
Average monthly rental rate [5]	2.57%	3.98%	3.26%

1. Adjusted EBITDA is defined as net income before interest expense, provision for income taxes, depreciation, amortization, non-cash impairment costs and share-based compensation.

2. Average rental equipment represents the cost of rental equipment, excluding accessory equipment. For Mobile Modular and Adler Tanks, Average rental equipment also excludes new equipment inventory.

3. Average monthly total yield is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment for the period.

4. Average utilization is calculated by dividing the average month end costs of rental equipment on rent by the average month end total costs of rental equipment.

5. Average monthly rental rate is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment on rent for the period.

Reconciliation of Adjusted EBITDA to the most directly comparable GAAP measures

To supplement the Company’s financial data presented on a basis consistent with accounting principles generally accepted in the United States of America (“GAAP”), the Company presents “Adjusted EBITDA”, which is defined by the Company as net income before interest expense, provision for income taxes, depreciation, amortization and share-based compensation. The Company presents Adjusted EBITDA as a financial measure as management believes it provides useful information to investors regarding the Company’s liquidity and financial condition and because management, as well as the Company’s lenders, use this measure in evaluating the performance of the Company.

Management uses Adjusted EBITDA as a supplement to GAAP measures to further evaluate the Company’s period-to-period operating performance, compliance with financial covenants in the Company’s revolving lines of credit and senior notes and the Company’s ability to meet future capital expenditure and working capital requirements. Management believes the exclusion of non-cash charges, including share-based compensation, is useful in measuring the Company’s cash available for operations and performance of the Company. Because management finds Adjusted EBITDA useful, the Company believes its investors will also find Adjusted EBITDA useful in evaluating the Company’s performance.

Adjusted EBITDA should not be considered in isolation or as a substitute for net income, cash flows, or other consolidated income or cash flow data prepared in accordance with GAAP or as a measure of the Company’s profitability or liquidity. Adjusted EBITDA is not in accordance with or an alternative for GAAP and may be different from non-GAAP measures used by other companies. Unlike EBITDA, which may be used by other companies or investors, Adjusted EBITDA does not include share-based compensation charges. The Company believes that Adjusted EBITDA is of limited use in that it does not reflect all of the amounts associated with the Company’s results of operations as determined in accordance with GAAP and does not accurately reflect real cash flow. In addition, other companies may not use Adjusted EBITDA or may use other non-GAAP measures, limiting the usefulness of Adjusted EBITDA for purposes of comparison. The Company’s presentation of Adjusted EBITDA should not be construed as an inference that the Company will not incur expenses that are the same as or similar to the adjustments in this presentation. Therefore, Adjusted EBITDA should only be used to evaluate the Company’s results of operations in conjunction with the corresponding GAAP measures. The Company compensates for the limitations of Adjusted EBITDA by relying upon GAAP results to gain a complete picture of the Company’s performance. Because Adjusted EBITDA is a non-GAAP financial measure as defined by the SEC, the Company includes in the tables below reconciliations of Adjusted EBITDA to the most directly comparable financial measures calculated and presented in accordance with GAAP.

Reconciliation of Net Income to Adjusted EBITDA

(dollar amounts in thousands)	Three Months Ended September 30,		Nine Months Ended September 30,		Twelve Months Ended September 30,
	2022	2021	2022	2021	2022	2021
Net income	$30,567	$23,252	$75,497	$61,258	$103,944	$92,433
Provision for income taxes	10,365	9,350	23,857	20,797	35,111	28,931
Interest expense	4,177	3,168	9,998	7,208	13,245	9,191
Depreciation and amortization	27,917	28,488	83,272	79,047	110,920	102,441
EBITDA	73,026	64,258	192,624	168,310	263,220	232,996
Share-based compensation	1,694	1,705	5,106	5,302	7,470	5,957
Adjusted EBITDA [1]	$74,720	$65,963	$197,730	$173,612	$270,690	$238,953
Adjusted EBITDA margin [2]	37%	38%	38%	39%	39%	41%

Reconciliation of Adjusted EBITDA to Net Cash Provided by Operating Activities

(dollar amounts in thousands)	Three Months Ended September 30,		Nine Months Ended September 30,		Twelve Months Ended September 30,
	2022	2021	2022	2021	2022	2021
Adjusted EBITDA [1]	$74,720	$65,963	$197,730	$173,612	$270,690	$238,953
Interest paid	(3,161)	(2,490)	(8,982)	(6,477)	(12,831)	(8,698)
Income taxes paid, net of refunds received	(7,807)	(1,084)	(24,885)	(8,074)	(25,898)	(18,273)
Gain on sale of used rental equipment	(10,612)	(5,918)	(26,705)	(17,788)	(34,358)	(23,007)
Foreign currency exchange loss (gain)	236	128	404	185	429	(82)
Amortization of debt issuance costs	4	5	13	11	17	14
Change in certain assets and liabilities:
Accounts receivable, net	(22,630)	(27,922)	(30,460)	(33,278)	(21,128)	(27,161)
Prepaid expenses and other assets	(6,458)	(2,024)	(17,313)	(11,409)	(12,720)	(6,288)
Accounts payable and other liabilities	12,399	(1,023)	10,097	19,377	6,201	22,248
Deferred income	14,564	12,670	33,399	20,128	22,353	7,548
Net cash provided by operating activities	$51,255	$38,305	$133,298	$136,287	$192,755	$185,254

1. Adjusted EBITDA is defined as net income before interest expense, provision for income taxes, depreciation, amortization and share-based compensation.

2. Adjusted EBITDA Margin is calculated as Adjusted EBITDA divided by total revenues for the period.